                               AMENDMENT NO. 2
                         TO THE AMENDED AND RESTATED
                           MASTER DISTRIBUTION PLAN

                           (INVESTOR CLASS SHARES)


         The Amended and Restated Master Distribution Plan (the "Plan"), effective July 1, 2004, pursuant to Rule 12b-1, is hereby amended, effective April 29, 2005, as follows:

WHEREAS, on February 25, 2005, the Boards of Trustees of AIM Funds Group and AIM Equity Funds approved the addition of AIM Basic Balanced Fund and AIM Diversified Dividend Fund, respectively, to the Plan;

NOW THEREFORE, Schedule A to the Plan is hereby deleted in its entirety and replaced with the following:

                                 "SCHEDULE A
                                      TO
                           THE AMENDED AND RESTATED
                           MASTER DISTRIBUTION PLAN
                           (INVESTOR CLASS SHARES)



AIM COMBINATION STOCK & BOND FUNDS
----------------------------------

PORTFOLIO - INVESTOR CLASS SHARES

AIM Core Stock Fund
AIM Total Return Fund

AIM EQUITY FUNDS
----------------

PORTFOLIO - INVESTOR CLASS SHARES

AIM Diversified Dividend Fund
AIM Large Cap Growth Fund

AIM FUNDS GROUP
---------------

PORTFOLIO - INVESTOR CLASS SHARES

AIM Basic Balanced Fund

AIM INTERNATIONAL MUTUAL FUNDS
------------------------------

PORTFOLIO - INVESTOR CLASS SHARES

AIM European Growth Fund

AIM INVESTMENT SECURITIES FUNDS
-------------------------------

PORTFOLIO - INVESTOR CLASS SHARES

AIM High Yield Fund
AIM Income Fund
AIM Intermediate Government Fund
AIM Municipal Bond Fund
AIM Real Estate Fund

AIM SECTOR FUNDS
----------------

PORTFOLIO - INVESTOR CLASS SHARES

AIM Technology Fund

AIM STOCK FUNDS
---------------

PORTFOLIO - INVESTOR CLASS SHARES

AIM Dynamics Fund
AIM Small Company Growth Fund"



All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated: April 29, 2005






                                       2